UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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Wright Express Corporation
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Dear Fellow Stockholders,

You are invited to attend our 2006 annual meeting of stockholders. The meeting will be held on Friday, May 19, 2006, at 8:00 a.m., Eastern Time, at the Portland Marriott at Sable Oaks in South Portland, Maine.

At the meeting we will:

•	elect two directors for three-year terms,

•	vote to approve the Wright Express Corporation 2005 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and

•	consider any other business properly coming before the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in “street name,” you should follow the instructions provided by your bank, broker or other nominee.

On behalf of the Board of Directors and the employees of Wright Express Corporation, we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Rowland T. Moriarty
CHAIRMAN OF THE BOARD

Michael E. Dubyak
PRESIDENT AND CHIEF EXECUTIVE OFFICER

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

The 2006 annual meeting of stockholders of Wright Express Corporation will be held on Friday, May 19, 2006, at 8:00 a.m., Eastern Time, at the Portland Marriott at Sable Oaks, 200 Sable Oaks Drive, South Portland, Maine, 04106, to conduct the following items of business:

•	elect two directors for three-year terms,

•	vote to approve the Wright Express Corporation 2005 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and

•	consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 21, 2006 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our offices located at 225 Gorham Road, South Portland, Maine, 04106.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

i

ii

This proxy statement describes the proposals on which you may vote as a stockholder of Wright Express Corporation. It contains important information to consider when voting.

The Company’s board of directors, or the Board, is sending these proxy materials to you in connection with the Board’s solicitation of proxies. Our annual report to stockholders, along with our proxy materials, were first mailed on or about April 7, 2006.

Your vote is important. Please complete, execute and promptly mail your proxy card as soon as possible even if you plan to attend the annual meeting.

VOTING YOUR SHARES

Stockholders who owned the Company’s common stock at the close of business on March 21, 2006, the record date, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 40,297,357 shares of common stock outstanding on the record date.

How do I vote?

•	You may vote by mail if you hold your shares in your own name.

You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope.

•	You may vote in person at the meeting.

We will pass out ballots to any record holder who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and as a result, the shares are not held in your individual name but through someone else.

If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, including any instructions provided regarding your ability to vote by telephone or through the Internet.

How do I vote my shares held in the Wright Express Corporation Employee Savings Plan?

If you participate in our Wright Express Corporation Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by May 16, 2006. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

Please refer to the “Information about Voting Procedures” section.

PROPOSALS TO VOTE ON

ITEM 1.	ELECTION OF DIRECTORS

Our nominees for director this year are:

•	Jack VanWoerkom

•	Regina O. Sommer

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

We recommend a vote FOR these nominees.

ITEM 2.	APPROVAL OF THE WRIGHT EXPRESS CORPORATION 2005 EQUITY AND INCENTIVE PLAN

Purpose of Submission to Stockholders

The Wright Express Corporation 2005 Equity and Incentive Plan, or the 2005 Plan, is being submitted to the Company’s stockholders in order that compensation paid pursuant to cash- or equity-based awards granted under the 2005 Plan after May 19, 2006, the date of this annual meeting, may qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. We describe why this is important in Appendix A to this proxy statement and have included the complete text of the 2005 Plan in Appendix B. If the 2005 Plan is not approved by our stockholders, no further awards will be made under the 2005 Plan and we will need to develop other means of providing incentive compensation so we can continue to attract and retain talented directors, executives and other employees.

We recommend a vote FOR the approval of the Wright Express Corporation 2005 Equity and Incentive Plan.

ITEM 3.	RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006

The Audit Committee of the Board has selected Deloitte & Touche LLP, or D&T, as the independent registered public accounting firm for the Company for the fiscal year 2006. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will be present at the meeting to answer questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

If this proposal is not approved by you at the 2006 annual meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

We recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

OTHER BUSINESS

We know of no other business to be considered at the meeting. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy, then Michael E. Dubyak or Melissa D. Smith will vote your shares on those matters according to his or her best judgment.

THE BOARD OF DIRECTORS

NON-EXECUTIVE CHAIRMAN

Our Board has created a position of non-executive Chairman and has elected Mr. Moriarty to serve in that role. The non-executive Chairman is not an officer of Wright Express and leads all meetings of the Board at which he is present. The non-executive Chairman serves on appropriate committees as reasonably requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of and discussion regarding matters of interest or concern to the Board. The non-executive Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed.

MEMBERS OF THE BOARD OF DIRECTORS

Regina O. Sommer Age 48 Class I Director Since 2005 Term Expires 2006	From January 2002 until March 2005, Regina O. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers, LLP. Ms. Sommer currently serves on the advisory board of the New England Technology Foundation, a charitable organization that raises funds for social, medical, and educational organizations that benefit the children of New England.

Jack VanWoerkom Age 52 Class I Director Since 2005 Term Expires 2006	Mr. VanWoerkom has served as Executive Vice President, General Counsel and Secretary of Staples, Inc. since March 2003. From March 1999 to March 2003, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples. Prior to joining Staples, Mr. VanWoerkom served as General Counsel of Teradyne, Inc., a semi-conductor chip testing company, from January 1998 to March 1999. From January 1994 to June 1997, Mr. VanWoerkom was Chief Legal Counsel, Vice President of Development and Managing Director of Europe for A.W. Chesterton, an international manufacturer of industrial fluid sealing products.

Shikhar Ghosh Age 48 Class II Director Since 2005 Term Expires 2007	Mr. Ghosh has been Chairman of Rave Wireless, Inc., a company that builds data applications for wireless networks, since June 2004. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the chief executive officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, and was elected as a worldwide partner and a director of the firm in 1988.

Kirk P. Pond Age 61 Class II Director Since 2005 Term Expires 2007	From June 1996 until May 2005, Mr. Pond was the President and Chief Executive Officer of Fairchild Semiconductor International, Inc., one of the largest independent semiconductor companies. He has been a director with Fairchild Semiconductor since 1997 and is the Chairman of the Board of Directors of that company. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond had held several executive positions with National Semiconductor, including Executive Vice President and Chief Operating Officer. Prior executive management positions were with Fairchild Semiconductor Corporation, Texas Instruments and Timex Corporation. In addition to being a director at Fairchild Semiconductor, Mr. Pond is a director of the Federal Reserve Bank of Boston.

Michael E. Dubyak Age 55 Class III Director Since 2005 Term Expires 2008	Mr. Dubyak has served as our President and Chief Executive Officer since August 1998. From November 1997 to August 1998, Mr. Dubyak served as our Executive Vice President of U.S. Sales and Marketing. From January 1994 to November 1997, Mr. Dubyak served us in various senior positions in marketing, marketing services, sales, business development and customer service. From January 1986 to January 1994, he served as our Vice President of Marketing. Mr. Dubyak has more than 30 years of experience in the payment processing, information management services and vehicle fleet and fuel industries.

Ronald T. Maheu Age 63 Class III Director Since 2005 Term Expires 2008	Since January 2003, Mr. Maheu has served on the Board of Directors and has been the Chairman of the Audit Committee of CRA International, Inc., a consulting firm headquartered in Boston, Massachusetts. Mr. Maheu retired in July 2002 from PricewaterhouseCoopers. Mr. Maheu was a senior partner at PricewaterhouseCoopers LLP from 1998 to July 2002. Mr. Maheu was a founding member of Coopers & Lybrand’s board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PricewaterhouseCoopers until June 2001.

Rowland T. Moriarty Age 59 Class III Director Since 2005 Term Expires 2008	Mr. Moriarty is the Non-Executive Chairman of the Board of Directors. He has been Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. From May 2002, Mr. Moriarty has been Chairman of CRA International, Inc., a consulting firm headquartered in Boston, Massachusetts. From 1981 to 1992, Mr. Moriarty was a professor of business administration at Harvard Business School. In addition to CRA International, Inc., Mr. Moriarty also serves on the boards of directors of Staples, Inc. and Trammell Crow Company, which file reports pursuant to the Exchange Act.

NUMBER OF DIRECTORS AND TERMS

Our certificate of incorporation provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that, by resolution of the Board, we shall have seven directors. Our directors serve staggered terms as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

BOARD AND COMMITTEE MEETINGS

The Board held six regular meetings in 2005 and each director attended at least 75% of all Board and applicable committee meetings. Our non-management directors meet in executive session at each regularly scheduled in-person Board meeting and we have at least one meeting per year of our non-management, independent directors. Our Chairman of the Board leads the executive sessions of non-management directors. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders.

Our Board has created the following committees:

		Number of
Name of Committee and Members	Functions of the Committee	Meetings in 2005

Audit
Ronald T. Maheu (Chair) Regina O. Sommer Jack VanWoerkom	The Audit Committee must be comprised of at least three directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, as well as the audits of our financial statements. All members of the Audit Committee are independent under the rules of the New York Stock Exchange, or the NYSE, and the applicable rules of the Securities Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an ‘audit committee financial expert‘ as defined by the rules of the SEC. Our Board has determined that Mr. Maheu qualifies as an ‘audit committee financial expert‘ and is ‘independent‘ under the listing standards of the NYSE and the rules of the SEC. Please refer to Appendix C for a copy of our Audit Committee Charter.	8
Compensation
Kirk P. Pond (Chair) Shikhar Ghosh Regina O. Sommer	The Compensation Committee must be comprised of at least two directors appointed by a majority of the Board. The Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. All members of the Compensation Committee are independent under the rules of the NYSE.	5

		Number of
Name of Committee and Members	Functions of the Committee	Meetings in 2005

Corporate Governance
Jack VanWoerkom (Chair) Shikhar Ghosh Kirk P. Pond	The Corporate Governance Committee is comprised of that number of directors as our Board shall determine. Currently, there are three directors serving on the committee. All members of the Corporate Governance Committee are independent under the rules of the NYSE. The Corporate Governance Committee’s responsibilities include identifying and recommending to the board appropriate director nominee candidates and providing oversight with respect to corporate governance matters.	3

CORPORATE GOVERNANCE INFORMATION

You will find our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Corporate Governance Committee under the corporate governance tab of the investor relations page of our website at www.wrightexpress.com. You also may obtain a paper copy of these items, without charge, by contacting our investor relations department:

Investor Relations
Wright Express Corporation
97 Darling Avenue
South Portland, ME 04106
Telephone: (866) 230-1633
Email: investors@wrightexpress.com

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee (the members of which are listed in the table in the “Board and Committee Meetings” section) is or was one of our or our subsidiaries’ former officers or employees. During 2005, there were no Compensation Committee interlocks as defined under SEC rules.

DIRECTOR COMPENSATION

The following sets forth the compensation paid to our non-employee directors in 2005:

Compensation(1)(2)

Annual director retainer(3)	$70,000
New director equity grant(4)	50,000
Board and committee meeting attendance fee	2,000
Audit committee chair	25,000
Audit committee member	12,500
Compensation committee chair	12,000
Compensation committee member	8,000
Corporate governance committee chair	9,000
Corporate governance committee member	7,000
Non-executive chairman stipend	150,000

(1)	Members of our Board who are also our or our subsidiaries’ officers or employees do not receive compensation for serving as a director (other than travel-related expenses for meetings held outside of our headquarters).

(2)	The non-executive chairman stipend, committee chair stipends and all committee membership stipends are paid 50% in cash and 50% in shares of common stock required to be deferred under the Non-Employee Directors Deferred Compensation Plan which is described below. Such deferred common stock is referred to as “deferred stock units.” These units are issued under our 2005 Equity and Incentive Plan (or a successor plan). Non-employee directors may elect to receive all of such stipends in the form of deferred stock units. The number of shares of common stock received pursuant to the common stock portion of such stipends or any other compensation to be paid in the form of common stock equals the value of the compensation being paid in the form of common stock, divided by the fair market value of a share of our common stock as of the date the compensation is paid. Each deferred stock unit entitles the director to receive one share of our common stock 200 days following such director’s retirement or termination of service from the Board for any reason. The non-employee directors may not sell or receive value from any deferred stock unit prior to such termination of service.

(3)	The annual director retainer is paid in quarterly installments. Fifty percent of the retainer is paid in cash and 50% is paid in deferred stock units. A non-employee director may elect to receive the entire retainer in deferred stock units.

(4)	The number of deferred stock units to be granted equals $50,000 divided by the fair market value of a share our common stock on the date of grant.

Non-employee directors deferred compensation plan

Our Non-Employee Directors Deferred Compensation Plan allows us to issue deferred stock units from our 2005 Equity and Incentive Plan to our non-employee directors. Under the 2005 Equity and Incentive Plan, these deferred stock units are referred to as “restricted stock units.” In addition to paying these directors in part in the form of deferred stock units, as noted in the table above, our non-employee directors may also elect to defer under this plan certain other designated fees that would otherwise be payable in cash. The deferred stock units to be issued pursuant to this elective deferral would also be issued under our 2005 Equity and Incentive Plan.

PRINCIPAL STOCKHOLDERS

This table shows common stock that is beneficially owned by our directors, our chief executive officer and our next four most highly compensated executive officers as of December 31, 2005, whom we refer to as our “named executive officers,” and all persons known to us to own 5% or more of the outstanding Company common stock, as of March 13, 2006.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

			Total	Percent of
	Common Stock	Right to	Securities	Outstanding
Name and Address(1)	Owned(2)	Acquire(3)	Owned(4)	Shares

Principal Stockholders:
O.S.S. Capital Management LP(5)	3,292,900	0	3,292,900	8.2%
598 Madison Avenue
New York, NY 10022
Wellington Management Company, LLP(6)	3,291,400	0	3,291,400	8.2
75 State Street
Boston, MA 02109
H.A. Schupf & Co., LLC (7)	3,232,100	0	3,232,100	8.0
590 Madison Avenue
New York, NY 10022
TimesSquare Capital Management, LLC(8)	2,579,861	0	2,579,861	6.4
1177 Avenue of the Americas – 39th Floor
New York, NY 10036
Executive Officers and Directors:
Michael E. Dubyak(9)	42,424	107,268	149,692	*
Melissa D. Smith(10)	11,774	86,831	98,605	*
David D. Maxsimic	16,425	63,633	80,058	*
Tod A. Demeter	6,957	0	6,957	*
Katherine M. Greenleaf	22,997	58,541	81,538	*
Shikhar Ghosh	0	0	0	*
Ronald T. Maheu	0	0	0	*
Rowland T. Moriarty	35,000	0	35,000	*
Kirk P. Pond(11)	12,500	0	12,500	*
Regina O. Sommer	500	0	500	*
Jack VanWoerkom	0	0	0	*
Directors and Executive Officers as a Group (13 Persons)(12)	165,383	342,786	508,169	1.25

*	Less than 1%

(1)	Unless otherwise noted, the business address for the individual is care of Wright Express Corporation, 97 Darling Avenue, South Portland, ME 04106.

(2)	Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises or that are restricted stock unit holdings. This column does not include the following number of shares which will be acquired by our non-employee directors through the vesting of restricted stock units 200 days after their retirement from our board of directors: 4,877 shares by Mr. Ghosh; 6,342 shares by Mr. Maheu; 8,224 shares by Mr. Moriarty; 4,976 shares by Mr. Pond; 5,015 shares by Ms. Sommer and 5,040 shares by Mr. VanWoerkom.

(3)	Includes shares that can be acquired through stock option exercises through May 12, 2006. Excludes shares that may not be acquired until on or after May 13, 2006.

(4)	Includes common stock and shares that can be acquired through stock option exercises through May 12, 2006.

(5)	Reflects beneficial ownership of 3,292,900 shares of common stock by O.S.S. Capital Management LP and its related entities, or OSS. This information was reported on a Schedule 13G filed by OSS with the SEC on February 14, 2006. The Schedule 13G indicates that: O.S.S. Capital Management LP has shared voting power over 3,292,900 shares and shared power to dispose of 3,292,900 shares; Oscar S. Schafer & Partners I LP has shared voting power over 129,859 shares and shared power to dispose of 129,859 shares; Oscar S. Schafer & Partners II LP has shared voting power over 1,416,524 shares and shared power to dispose of 1,416,524 shares; O.S.S. Overseas Fund Ltd. has shared voting power over 1,746,517 shares and shared power to dispose of 1,746,517; O.S.S. Advisors LLC has shared power to vote 1,546,383 shares and shared power to dispose of 1,546,383 shares; Schafer Brothers LLC has shared power to vote 3,292,900 shares and shared power to dispose of 3,292,900 shares; and Oscar S. Schafer has shared power to vote 3,292,900 shares and shared power to dispose of 3,292,900 shares. The percentage reported is based on the assumption that OSS holds 3,292,900 shares of common stock on March 13, 2006.

(6)	Reflects beneficial ownership of 3,291,400 shares of common stock by Wellington Management Company, LLP. This information was reported on a Schedule 13G filed by Wellington with the SEC on February 14, 2006. The Schedule 13G indicates that Wellington has shared voting power over 2,136,400 shares and shared power to dispose of 3,242,000 shares. The percentage reported is based on the assumption that Wellington holds 3,291,400 shares of common stock on March 13, 2006.

(7)	Reflects beneficial ownership of 3,232,100 shares of common stock by H.A. Schupf & Co., LLC. This information was reported on a Schedule 13G filed by Schupf with the SEC on February 13, 2006. The Schedule 13G indicates that Schupf has sole voting and dispositive power over the 3,232,100 shares. The percentage reported is based on the assumption that Schupf holds 3,232,100 shares of common stock on March 13, 2006.

(8)	Reflects beneficial ownership of 2,579,861 shares of common stock by TimesSquare Capital Management, LLC. TimesSquare reported this information on a Schedule 13G filed by TimesSquare with the SEC on February 10, 2006. The Schedule 13G indicates that TimesSquare has sole voting power over 2,164,661 shares and sole power to dispose of 2,579,861 shares. The percentage reported is based on the assumption that TimesSquare holds 2,579,861 shares of common stock on March 13, 2006.

(9)	Includes 43,634 shares underlying an option to purchase common stock which is held by Mr. Dubyak but which his former spouse controls the right to exercise and to receive the proceeds of such exercise. Mr. Dubyak disclaims beneficial ownership of those shares.

(10)	Includes 20,574 shares underlying an option to purchase common stock which is held by Ms. Smith but which her former spouse controls the right to exercise and to receive the proceeds of such exercise. Ms. Smith disclaims beneficial ownership of those shares.

(11)	Includes 2,500 shares held indirectly by Mr. Pond through the Pond Family Foundation.

(12)	In addition to the officers and directors named in this table, two other executive officers are members of this group.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the Board. To assist us in our determination, we reviewed NYSE requirements and adopted general guidelines for independence.

To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, provided that the company’s discretionary contributions to such organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues (the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose); or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5% of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.

Based on our guidelines and NYSE corporate governance standards, we have determined that the following directors are independent: Shikhar Ghosh, Ronald T. Maheu, Kirk P. Pond, Regina O. Sommer and Jack VanWoerkom.

DIRECTOR NOMINATIONS

The Corporate Governance Committee is composed entirely of independent directors as determined by the Board in accordance with its independence guidelines and the listing standards of the NYSE. Among the committee’s responsibilities is recommending candidates for nomination to the Board. In that capacity, the Corporate Governance Committee recommended both Ms. Sommer and Mr. VanWoerkom for election by our stockholders. Mr. VanWoerkom abstained in the committee’s recommendation of himself as a candidate for election. Both Ms. Sommer and Mr. VanWoerkom have served as members of our Board since February 2005.

All of our current directors, including Ms. Sommer and Mr. VanWoerkom, were nominated and elected as directors effective upon completion of our initial public offering, or IPO, in February 2005. Messrs. Moriarty and Pond were recommended by Mr. Dubyak and each of the other directors was recommended by one of the persons who is now a non-management director. The Corporate Governance Committee will consider candidates nominated by stockholders for next year’s meeting in the same manner as candidates nominated by the Corporate Governance Committee if the nomination is made in accordance with our By-Laws. Our By-Laws require, among other things, that a stockholder submitting a nominee for consideration include in the notice: (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other SEC filing. We refer you to the copy of our By-Laws that are posted on our website for a complete list of the requirements and procedures for submitting a candidate for director.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received not earlier than January 19, 2007 nor later than February 18, 2007. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 19, 2007, notice by the stockholder must be received no later than the earlier of the close of business on the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.

Stockholder nominations must be addressed to:

Wright Express Corporation
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. In addition, the committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

Application of Criteria to Existing Directors

The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.

The backgrounds and qualifications of the directors considered as a group are to provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes that the Chief Executive Officer and his designees speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives.

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

If you wish to communicate with the Board, you may send your communication in writing to:

Non-Management Director Communication
Wright Express Corporation
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106

You should include your name and address in the written communication and indicate whether you are a stockholder.

INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors as determined by the Board of Directors in accordance with its independence guidelines and the listing standards of the NYSE and applicable SEC rules. None of the directors on this committee has been an employee of Wright Express Corporation or any of its subsidiaries. None of the committee members simultaneously serves on the audit committees of more than three public companies, including ours. All of the members of our committee are financially literate. The Board has determined that Ronald T. Maheu is an Audit Committee Financial Expert.

The Board of Directors has adopted a written Audit Committee charter. The charter is attached to this proxy statement as Appendix C.

The committee has met and held discussions with management and the independent auditors. As part of this process, the committee has:

•	reviewed and discussed the audited financial statements with management,

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence.

Based on the review and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Ronald T. Maheu, Chair
Regina O. Sommer
Jack VanWoerkom

AUDITOR SELECTION AND FEES

Auditor Selection

The Audit Committee has selected D&T as the Company’s independent auditor for the 2006 fiscal year. D&T has served as the Company’s auditors since its incorporation. We expect representatives of D&T to attend the annual meeting of stockholders. They will respond to appropriate questions from stockholders and have the opportunity to make a statement.

Audit Fees

The aggregate fees for professional services by D&T in connection with their audits of the annual financial statements and reviews of the financial statements included in quarterly reports on Form 10-Q were:

Fiscal year ended December 31:
2004	$695,389
2005	$1,218,089

The fees associated with our IPO included in 2004 and 2005 and the fees listed for 2004 were billed directly to Cendant Corporation for services provided to Cendant and its affiliates, which included the Company prior to the IPO.

We were not billed for any “Audit-Related Fees,” “Tax Fees” or any “Other” fees by D&T in 2004 or 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable SEC rules. The independent auditors are not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c)(4) of Regulation S-X). The Chairman of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall seek ratification of such approval by the full committee.

Since our IPO on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

EXECUTIVE OFFICERS
NON-DIRECTOR MEMBERS OF THE EXECUTIVE MANAGEMENT TEAM

Melissa D. Smith Age 37 Senior Vice President, Finance and Chief Financial Officer	Melissa D. Smith has served as our Senior Vice President, Finance and Chief Financial Officer since September 2001. From April 1999 to August 2001, Ms. Smith served as our Vice President and Controller. From November 1998 to March 1999, Ms. Smith served as our Manager of Planning and Analysis. From May 1997 to November 1998, Ms. Smith served as a senior analyst. From August 1991 to April 1997, Ms. Smith held various positions as a senior auditor and manager in the Portland, Maine office of Ernst & Young LLP, which was acquired by Baker, Newman & Noyes LLC, a Portland accounting firm. Ms. Smith has over a decade of experience in finance, auditing and accounting positions. Ms. Smith is a member of the American Institute of Certified Public Accountants.

David D. Maxsimic Age 46 Senior Vice President, Sales and Marketing	David D. Maxsimic has served as our Senior Vice President, Sales and Marketing since January 2003. From July 2000 to December 2002, Mr. Maxsimic served as our Senior Vice President of Sales. From September 1999 to June 2000, Mr. Maxsimic served as our Vice President and General Manager for the Wright Express Direct Card. From November 1997 to August 1999, Mr. Maxsimic served as a Vice President of Sales. From November 1987 to November 1997, Mr. Maxsimic was a senior sales executive for several major fleet service companies, including U.S. Fleet Leasing, GE Capital Fleet Services and PHH Fleet America. Mr. Maxsimic has 20 years of experience in sales, marketing and managing customer relationships, in addition to managing and executing sales of complex financial services.

Katherine M. Greenleaf Age 57 Senior Vice President, Client Service Operations	Katherine M. Greenleaf has served as our Senior Vice President, Client Service Operations since November 1999. From July 1973 to October 1999, Ms. Greenleaf held various positions as an attorney and in senior management at Union Mutual Life Insurance Co., now UnumProvident Corporation, Hannaford Brothers Company, The Limited Stores Inc., Ben and Jerry’s Ice Cream Inc. and Greenleaf Consulting, a consulting firm that she founded. Ms. Greenleaf has spent more than 25 years developing successful customer-focused growth and service strategies in high growth environments.

Tod A. Demeter Age 42 Senior Vice President and Chief Information Officer	Tod A. Demeter has served as our Senior Vice President and Chief Information Officer since May 2004. From July 2003 to April 2004, Mr. Demeter was Senior Vice President, Information Systems for Aetna Inc. in Hartford, Connecticut. From February 1999 to June 2003, Mr. Demeter held various senior information technology positions including Chief Information Officer for GE Capital Corporate Systems and Global Operations. From January 1986 to January 1999, Mr. Demeter held senior information technology positions at Edwards Systems Technology, a division of General Signal, Pepsi-Co and Andersen Consulting. Mr. Demeter has more than 18 years of business and information technology experience developing and executing global business strategies, managing large technology operations and driving business re-engineering initiatives.

Robert C. Cornett Age 53 Senior Vice President, Human Resources and Chief People Officer	Robert C. Cornett was appointed our Senior Vice President, Human Resources and Chief People Officer effective February 2005. Mr. Cornett served as our Vice President, Human Resources and Chief People Officer from April 2002 until February 2005. From September 1976 to March 2002, Mr. Cornett held senior management and human resources positions at UnumProvident Corporation, Mage Centers for Management Development and as the director of the Learning Resource Center at Brown University. Mr. Cornett has over 20 years of experience as a human resources professional and has extensive experience developing and instituting creative human resource practices, including providing human resources leadership on mergers and acquisitions, international expansion, employee benefits, training, performance management and leadership development.

Hilary A. Rapkin Age 39 Senior Vice President, General Counsel and Corporate Secretary	Hilary A. Rapkin was appointed our Senior Vice President, General Counsel and Corporate Secretary in February 2005. Prior to that, Ms. Rapkin served as our Vice President and General Counsel from April 1998 until her appointment to her current position. From January 1996 to March 1998, Ms. Rapkin served as our Business Counsel. From August 1993 to December 1995, Ms. Rapkin was associated with Bennet & Associates, a law firm in Portland, Maine. Ms. Rapkin has over 10 years of experience negotiating major contracts with merchants and fleets. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the American Corporate Counsel Association and the New England Legal Foundation.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Membership and Responsibilities

The Compensation Committee is composed entirely of independent directors as determined by the Board of Directors in accordance with its independence guidelines and the listing standards of the NYSE.

Our committee oversees and administers the compensation programs for the Chief Executive Officer and all other executive officers of the Company. In connection with that responsibility, we inform the Board of our activities. In carrying out our responsibilities, we have chosen to utilize an independent compensation consulting firm, which provides advice on existing and new executive compensation practices and arrangements. The Compensation Committee Charter, which describes in detail the purpose, structure, membership, authority, responsibilities, procedures and administration of the Committee is available on the Company’s website.

Compensation Policies

In administering the Company’s executive compensation policy, we have utilized a philosophy that links pay with corporate performance. We believe this in turn drives stockholder returns over the long term and enables us to attract and retain key executives. We utilize various mechanisms for motivating senior management including base salary, a short-term cash incentive bonus plan and long-term incentive compensation that is based on equity awards. Pay is linked to the Company’s long-term growth and stockholder returns by apportioning a significant amount of an executive’s total compensation to equity-based incentives. Cash compensation is also linked to the Company’s financial performance by establishing performance-based award categories with significant upside potential and downside risk.

When establishing salaries, bonus levels and long-term incentive and stock-based awards for executive officers, we consider the individual’s role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of peer group companies. In analyzing compensation, the independent consulting firm that we retained helps us select and obtain data on the peer group of companies, which include other publicly-traded companies that are in the payment processing and business services sector with comparable revenues and market capitalization. There are currently 12 companies in this peer group and we seek to fix target total compensation at or near the 50th percentile within that group.

Base Salary

Base salary is frequently a significant factor in attracting, motivating and retaining key executive officers. Accordingly, we annually review executive officers’ base salaries and make appropriate adjustments based on performance in the previous year, internal pay relationships with other executives and base salaries paid to executives of peer group companies and general market survey data. Overall, our executive officers’ base salaries are in-line with the base salaries paid to executives of the peer group we selected with the advice of our consultant.

Cash Bonuses

Cash Bonuses for the executive officers are calculated and paid in accordance with the Company’s short-term incentive plan, or STIP, which is administered under the Wright Express Corporation 2005 Equity and Incentive Plan. The payouts are set under a matrix based on the achievement of performance objectives that we establish in the first quarter of each year.

Under the STIP, we set a target bonus for each participant annually that is expressed as a percentage of his or her base salary. The target bonus is based on a number of factors, including market data and the recommendation of an independent compensation consultant. For 2005, we considered the Company’s adjusted net income and revenue adjusted for the price of fuel. In addition, for officers other than the Chief Executive Officer, we considered the attainment of the Company’s pre-established strategic initiatives.

For 2005, corporate performance exceeded target goals involving adjusted net income, adjusted revenue, the Company’s service network, business card program and market expansion, which resulted in the payment of bonuses that were between 133% and 150% of target. All bonuses for named executive officers are described in further detail in the Summary Compensation table.

Long-Term Incentive Compensation

Long-term incentive compensation is designed to provide equity incentives to employees. To determine the amount of awards, we reviewed market data provided by our independent consultant. In 2005, we granted equity awards in the form of restricted stock units that vest over a four-year period. A central philosophy of our compensation policy is that compensation in the form of equity interests fosters a uniformity of interests among management and our stockholders. We believe that significant equity participation by executive officers is encouraged through annual grants of stock-based awards and application of the Company’s stock ownership guidelines for executive officers.

To encourage additional equity ownership among the executive officers, we adopted the Wright Express Corporation Executive Officer Equity Ownership Guidelines in 2005. Under these guidelines, the Chief Executive Officer is expected to achieve and maintain ownership of “equity” equal to three times base salary. For all other executive officers, they are expected to achieve and maintain “equity” ownership equal to one times base salary. These ownership guidelines should be attained within four years after the later of (i) an executive’s initial “determination date” as described in the guidelines or (ii) after becoming an executive officer.

Compensation of President and Chief Executive Officer

The President and Chief Executive Officer, Michael E. Dubyak, receives compensation in accordance with his employment agreement, which is described in the section entitled “Employment Contracts and Termination, Severance and Change of Control Arrangements,” as follows:

•	Annual salary of not less than $425,000 subject to our annual review, and

•	Target annual incentive bonus awards equal to not less than his earned base salary.

Mr. Dubyak is also eligible to receive long term incentive awards, to participate in all other compensation programs offered generally, to receive all perquisites offered to senior executives in comparable positions and to reimbursement of reasonable business expenses. In connection with his bonus award under the STIP, we establish performance targets, which are intended to incent Mr. Dubyak to personally perform at a high level and motivate him to lead the Company to similar success. Mr. Dubyak’s bonus is computed as the amount of total cash compensation earned pursuant to a formula that we adopt in the first quarter of each year. For 2005, Mr. Dubyak earned a bonus of $558,332, which was based on the achievement of certain quantitative metrics relating to the Company’s adjusted net income and revenue adjusted for the price of fuel.

We believe Mr. Dubyak’s leadership has been and continues to be a vital factor in our corporate success. In particular, we believe that Mr. Dubyak provides the industry knowledge, strategic vision and motivational skills necessary to foster continued corporate success and outstanding performance over the long term. For 2006, we will continue to utilize adjusted net income and revenues as well as the achievement of certain defined corporate strategic initiatives as metrics for Mr. Dubyak’s STIP payment. We believe this practice aligns the Company’s long-term development with building stockholder value.

Tax Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1.0 million per executive. The $1.0 million cap does not apply to “performance-based” compensation as defined under Section 162(m). We believe that upon ratification by our stockholders, certain awards under the 2005 Equity and Incentive Plan will qualify as a “performance-based” compensation that are not subject to the $1.0 million cap.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Kirk P. Pond, Chair
Shikhar Ghosh
Regina O. Sommer

PERFORMANCE GRAPH

The following graph assumes $100 invested on February 16, 2005, the date of the Company’s IPO, and compares (a) the percentage change in the Company’s cumulative total stockholder return on the common stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the period commencing February 16, 2005, and ending on December 31, 2005, and (B) the difference between the Company’s share price at the end and the beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 2000® Index and (ii) the S&P 500 Data Processing & Outsourced Services.

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

	2/16/2005	3/31/2005	6/30/2005	9/30/2005	12/31/2005
Wright Express Corporation	$100	$100	$108	$126	$129
Russell 2000	100	96	101	105	107
S&P 500 Data Processing & Outsourced Services	100	104	102	107	114

SUMMARY COMPENSATION TABLE

This table shows compensation information for our named executive officers. All amounts paid for service prior to February 2005 were paid by Cendant Corporation under its compensation programs.

				Long Term Compensation Awards
		Annual		Restricted	Securities
		Compensation(1)		Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(2)	Options	Compensation(3)

Michael E. Dubyak	2005	$399,808	$558,332	$4,305,847	127,268	$273,234
President and Chief Executive	2004	$341,173	$254,447	$—	0	$28,317
Officer
David D. Maxsimic	2005	$225,507	$169,439	$1,257,814	63,633	$21,053
Senior Vice President, Sales	2004	$205,107	$153,314	$—	0	$13,057
and Marketing

Melissa D. Smith	2005	$233,618	$155,006	$1,295,086	86,831	$21,517
Senior Vice President, Finance	2004	$197,871	$98,500	$—	0	$18,091
and Chief Financial Officer
Tod A. Demeter(4)	2005	$211,538	$112,285	$651,484	0	$14,629
Senior Vice President and	2004	$128,461	$78,948	$—	0	$4,587
Chief Information Officer
Katherine M. Greenleaf	2005	$201,566	$106,991	$1,087,997	58,541	$58,685
Senior Vice President, Client	2004	$196,919	$99,011	$—	0	$11,921
Service Operations

(1)	For each named executive officer, perquisites and personal benefits have a value less than the lesser of $50,000 or 10% of the officer’s salary and bonus and, in accordance with SEC rules, are not reflected in the table.

(2)	On February 22, 2005, each named executive officer was granted restricted stock units (RSUs) in connection with the Company’s IPO and the surrender of restricted stock units of Cendant Corporation. Certain of these RSUs, which we refer to as the “Founders’ Grant,” vest with respect to 25% of the amount granted on each of February 22, 2006, 2007, 2008 and 2009 (provided that the person is still employed by the Company). In addition, each named executive officer received RSUs that were issued in exchange for the surrender of Cendant RSUs, which we refer to as the “Conversion Grant.” On October 28, 2005, each named executive officer received an additional RSU grant. These restricted stock units vest with respect to 50% of the amount granted on October 28, 2007 and 25% on each of October 28, 2008 and 2009 (provided that the person is still employed by the Company). No dividends or dividend equivalents are paid on restricted stock units prior to their vesting. Recipients of the grants must be employed at the time of each vesting event in order to qualify to receive that tranche. The restricted stock units were granted pursuant to the Wright Express Corporation 2005 Equity and Incentive Plan. The award amounts are presented in the following table:

					Total Value of	Closing Share	Value of Restricted
			Restricted	Closing Share	Restricted Stock	Price on	Stock Unit Awards
			Stock Units	Price on Date	Unit Awards	December 31,	on December 31,
	Award	Date of Award	Awarded	of Grant	on Date of Grant	2005	2005

Mr. Dubyak	Conversion Grant	2/22/2005	39,838	$17.08	$680,433	$22.00	$876,436
	Founders’ Grant	2/22/2005	102,777	17.08	1,755,431	22.00	2,261,094
	October 2005 Grant	10/28/2005	87,546	21.36	1,869,983	22.00	1,926,012

			230,161		$4,305,847		$5,063,542
Mr. Maxsimic	Conversion Grant	2/22/2005	16,923	$17.08	$289,045	$22.00	$372,306
	Founders’ Grant	2/22/2005	23,055	17.08	393,779	22.00	507,210
	October 2005 Grant	10/28/2005	26,919	21.36	574,990	22.00	592,218

			66,897		$1,257,814		$1,471,734
Ms. Smith	Conversion Grant	2/22/2005	19,309	$17.08	$329,798	$22.00	$424,798
	Founders’ Grant	2/22/2005	21,388	17.08	365,307	22.00	470,536
	October 2005 Grant	10/28/2005	28,089	21.36	599,981	22.00	617,958

			68,786		$1,295,086		$1,513,292
Mr. Demeter	Conversion Grant	2/22/2005	3,734	$17.08	$63,777	$22.00	$82,148
	Founders’ Grant	2/22/2005	13,333	17.08	227,727	22.00	293,326
	October 2005 Grant	10/28/2005	16,853	21.36	359,980	22.00	370,766

			33,920		$651,484		$746,240
Ms. Greenleaf	Conversion Grant	2/22/2005	19,021	$17.08	$324,879	$22.00	$418,462
	Founders’ Grant	2/22/2005	18,333	17.08	313,127	22.00	403,326
	October 2005 Grant	10/28/2005	21,067	21.36	449,991	22.00	463,474

			58,421		$1,087,997		$1,285,262

(3)	Payments included in these amounts consist of (i) matching contributions made to a 401(K) and/or a non-qualified deferred compensation plan maintained by Cendant in 2004 and by the Company in 2005 and distributions under Cendant deferred compensation plans (“Defined Contribution Match and Deferred Compensation Plan Distribution”); and (ii) executive medical benefits. The foregoing amounts are as follows:

		Defined
		Contribution
		Match and Deferred	Executive
		Compensation Plan	Medical
	Year	Distribution	Benefits	Totals

Mr. Dubyak	2005	$273,234	$0	$273,234
	2004	27,567	750	28,317
Mr. Maxsimic	2005	21,053	0	21,053
	2004	12,307	750	13,057
Ms. Smith	2005	21,517	0	21,517
	2004	17,341	750	18,091
Mr. Demeter	2005	14,629	0	14,629
	2004	3,837	750	4,587
Ms. Greenleaf	2005	58,685	0	58,685
	2004	11,171	750	11,921

(4)	Mr. Demeter commenced employment with us on May 13, 2004. In 2004, Mr. Demeter received a $15,000 special hiring bonus and a $31,780 payment in connection with his relocation.

OPTIONS GRANTED IN 2005

This table shows stock option grants to the named executive officers during 2005.

	Individual Grants
		% of Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to	Exercise		Assumed Annual Rates of Stock
	Underlying	Employees	or Base		Price Appreciation for Option
	Options	in Fiscal	Price	Expiration	Term(2)
	Granted(1)	Year	per Share	Date	5%	10%

Mr. Dubyak	127,268	22.9%	$14.37	01/22/2012	$1,217,585	$2,374,104
Mr. Maxsimic	63,633	11.5%	$14.37	01/22/2012	$608,783	$1,187,033
Ms. Smith	13,256	2.4%	$10.53	03/12/2011	$164,600	$263,513
	9,942	1.8	9.70	10/18/2011	138,511	223,763
	63,633	11.5	14.37	01/22/2012	608,783	1,187,033
Mr. Demeter	0	—%	$—	$—	$—	$—
Ms. Greenleaf	1,271	0.2%	$10.53	03/12/2011	$15,782	$25,266
	57,270	10.3	14.37	01/22/2012	547,907	1,068,336

(1)	All options to purchase shares of common stock were granted in connection with termination and exchange of Cendant Corporation options.

(2)	Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on SEC rules and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on the stock option exercises will depend on the future performance of the price of our common stock and the timing of option exercises.

FISCAL YEAR-END OPTION VALUES AND AGGREGATED OPTION EXERCISES IN 2005

This table shows stock option exercises and the value of unexercised stock options held by the named executive officers as of December 31, 2005.

			Number of Securities
			Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Options
	Acquired on	Realized	at Fiscal Year-End		at Fiscal Year-End(1)
	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Dubyak	0	0	127,268	0	$948,147	$—
Mr. Maxsimic	0	0	63,633	0	$474,066	$—
Ms. Smith	0	0	86,831	0	$744,223	$—
Mr. Demeter	0	0	0	0	$—	$—
Ms. Greenleaf	0	0	58,541	0	$441,011	$—

(1)	The amounts in this column are calculated by:

•	subtracting the option exercise price from the average of the high and low trading price of the Company’s common stock on December 30, 2005 ($21.82) per share to get the “average value per option,” and

•	multiplying the average value per option by the number of exercisable or unexercisable options, as applicable.

The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2005.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be	Weighted-Average	Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options	Outstanding Options	(Excluding Securities
	and Restricted Stock	(Excludes Restricted	Reflected in First
Plan Category	Units	Stock Units) ($)	Column)

Equity compensation plans approved by Company security holders(1)	1,259,641	$13.72	2,240,359	(2)
Equity compensation plans not approved by Company security holders(3)	—	—	—
Total:	1,259,641	13.72	2,240,359	(2)

(1)	Includes options and other awards granted under the 2005 Equity and Incentive Plan. Our Board approved the Wright Express Corporation 2005 Equity and Incentive Plan in February 2005 and it was approved by Cendant Corporation, our sole securityholder at that time, with respect to an initial allocation of shares. Stockholders are being solicited in this proxy to consider and approve the 2005 Equity and Incentive Plan with respect to the shares of common stock that remain available for future awards under such plan.

(2)	This amount also includes 300,000 shares reserved for future issuance under the Wright Express Corporation Employee Stock Purchase Plan. This plan has not been implemented for use by our employees.

(3)	The Company does not have any plans not approved by security holders.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE
OF CONTROL ARRANGEMENTS

We have entered into an employment agreement with each member of our executive management team, each dated as of October 28, 2005. The following summaries describe the material terms and conditions of the employment agreements with each of the named executive officers.

The employment agreements set forth each officer’s position, the base salary and annual and long-term bonus opportunities, as well as each officer’s right to employee benefits and other perquisites. Michael E. Dubyak, President and Chief Executive Officer, is paid a base salary of not less than $425,000 and is eligible for a target annual bonus equal to not less than 100% of base salary. Melissa D. Smith, Senior Vice President, Finance and Chief Financial Officer, is paid a base salary of not less than $260,000 and is eligible for a target annual bonus equal to not less than 60% of base salary. David D. Maxsimic, Senior Vice President, Sales and Marketing, is paid a base salary of not less than $250,000 and is eligible for a target annual bonus equal to not less than 55% of base salary plus a supplemental bonus of up to $200,000. Tod A. Demeter, Senior Vice President and Chief Information Officer, is paid a base salary of not less than $220,000 and is eligible for a target annual bonus equal to not less than 45% of base salary. Katherine M. Greenleaf, Senior Vice President, Client Services, is paid a base salary of not less than $210,000 and is eligible for a target annual bonus equal to not less than 45% of base salary. Base salary is subject to annual review and increase. Payment of bonuses is subject to attainment of performance targets established by the Compensation Committee. The agreements provide that the officers are eligible to receive long term incentive awards on such terms as determined by the Compensation Committee, to participate in all other compensation programs offered generally, to receive all perquisites offered to senior executives in comparable positions and to reimbursement of reasonable business expenses.

The employment agreements further provide that in the event we terminate the officer’s employment, without cause or in the event the officer resigns under a constructive discharge, or if there is a change in control which results in a constructive discharge or without cause termination, the officer will become entitled to a cash severance benefit. The terms “without cause,” “constructive discharge” and “change in control” are each defined in the agreements. “Without cause” means, in summary, the termination of the officer’s employment by us other than due to death, disability, or termination for cause. “Constructive discharge” means, in summary, the resignation by the officer in response to: (i) any material failure of the Company to fulfill its obligations stated in the employment agreement including any reduction of the base salary or any reduction in the target bonus; (ii) a material and adverse change to title, position, duties or responsibilities; (iii) the relocation of the primary business office to a location more than 50 miles from Portland, Maine; or (iv) the failure to cause an agreement to be assumed by any successor to the business. In the case of Mr. Dubyak, his removal from the Board may be treated as a Constructive Discharge under his employment agreement.

“Change in control” means, in summary: (i) an acquisition of 50% or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another Company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In the case of Mr. Dubyak, a without cause termination or a constructive discharge will result in a payment of two times his base salary and target bonus (or three times his base salary and target bonus if such termination is in connection with a change in control). In the case of Ms. Smith and Mr. Maxsimic, a without cause termination or a constructive discharge will result in a payment of one times base salary and target bonus. All other officers will receive a payment of one times base salary in the event of a without cause termination or a constructive discharge. All officers, other than Mr. Dubyak, receive a payment of two times base salary and target bonus if such termination is in connection with a change in control.

In addition, in the case of a without cause termination or a constructive discharge of Mr. Dubyak, all outstanding stock options and restricted stock units that would have otherwise vested within two years following such termination will immediately become vested. In the case of Ms. Smith, all outstanding stock options and restricted stock units that would have vested within one year following a without cause or a constructive discharge will immediately become vested. For all officers, all outstanding stock options and restricted stock units will immediately vest in full if such termination is in connection with a change in control. Also, the officers will receive subsidized health insurance benefits for up to 12 months in the case of without cause termination or a constructive discharge. For a termination in connection with a change in control, officers will receive a payment equivalent to the cash value of the Company’s share of health insurance premiums for, in the case of Mr. Dubyak, 36 months, and in the case of all other officers, 24 months. The Company’s obligation to pay such severance payments will be subject to the officer executing a release of claims in the Company’s favor.

Mr. Dubyak is entitled to a tax gross-up in the event that any amounts payable to him in connection with a change of control are subject to the excise tax applicable to excess parachute payments under Section 4999 of the Internal Revenue Code. This tax gross-up is designed to put Mr. Dubyak in the position he would have occupied if such excise tax did not apply.

Mr. Dubyak’s employment agreement provides for a three-year term and the other employment agreements provide for two-year terms. The agreements automatically renew annually for additional one-year periods unless either party provides 30-days advance written notice to the other party of its intent not to renew.

Each employment agreement contains important restrictive covenants intended to protect confidential information and limit each officer’s ability to compete against the Company or solicit its employees. As part of Mr. Dubyak and Ms. Smith’s employment agreements, the Company agrees to indemnify each to the fullest extent permitted by Delaware law, the Company’s charter or its By-Laws. The agreements are governed by Maine law and provide for all claims to be settled by arbitration.

The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the Company and its stockholders insofar as, among other reasons, it allows the Company to achieve its desired goals of retaining the best possible executive talent and obtaining post-employment non-competition covenants from executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that during 2005 all filings with the SEC by our officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934 with the exception of one Form 4 which was inadvertently filed late by Mr. Moriarty. This Form 4 reported a single purchase of 5,000 shares of our common stock and was filed immediately upon discovery of the oversight.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Rapkin’s spouse, William Stiles, is a partner at the Verrill Dana law firm in its health law group. We paid Verrill Dana a total of $70,785 in legal fees since January 2005, all of which was for work performed by attorneys who are members of practice groups other than the health law group.

Transactions With Our Former Corporate Parent and Its Wholly-Owned Subsidiaries

Special Dividends Paid

On January 25, 2005, we paid a dividend of $25,089,543 to PHH Corporation, a former subsidiary of Cendant and our parent at that time. On February 22, 2005, we paid a dividend of $280,796,677 to Cendant Mobility, a subsidiary of Cendant and our new corporate parent from February 1, 2005 until our IPO. Both of these dividends were declared prior to Wright Express becoming a publicly-traded company.

Transition Services Agreement

Upon completion of our IPO, we entered into a transition services agreement with our former parent company, Cendant Corporation, to provide for an orderly transition to being an independent company and to govern our continuing arrangements with Cendant. Under the transition services agreement, Cendant agreed to provide us with various services, including services relating to insurance, human resources and employee benefits, payroll, internal audit services, telecommunications services and information technology services. The transition services agreement also contains agreements relating to indemnification, access to information and non-solicitation of employees. The majority of the services covered in the agreement expired by December 31, 2005, with the exception of certain information technology services, which expire in February 2007. Information technology services may be terminated by us upon not less than 90 days’ prior written notice to Cendant. We also agreed to honor certain contractual service commitments with third-party telecommunication service providers that terminate after such date.

Under the transitional agreement, the cost of each service generally reflected the same payment terms and was calculated using the same cost allocation methodologies for the particular service as those utilized while we were still a subsidiary of Cendant. The transition services agreement was negotiated in the context of a parent-subsidiary relationship. In 2005, we have paid $577,501 for services under this agreement.

Tax Receivable Agreement

In connection with the offering, we converted from a Delaware limited liability company to a Delaware corporation and all of the membership interests of Wright Express LLC were converted to 40,000,000 shares of common stock and 100 shares of Series A non-voting convertible preferred stock. As a result of the transaction, the tax basis of the Company’s tangible and intangible assets increased to their fair market value. This increase in tax basis reduced the amount of United States federal income tax that we might otherwise be required to pay in the future. In this regard, we entered into a tax receivable agreement with Cendant that requires us to pay Cendant 85% of any tax savings that we realize, subject to Cendant repaying us if it is determined that we were not entitled to these savings. Under the tax receivable agreement, tax savings that we realize will equal the difference between (i) the income taxes that we would pay if the tax basis of our assets was as currently shown on our books and (ii) the income taxes that we actually pay taking into account depreciation and amortization deductions attributable to the basis increase in our assets. We recorded a deferred tax asset of $517,347,000 in connection with the transaction. We have also recorded the $77,602,000 difference between the $517,347,000 benefit and the original $439,745,000 liability to Cendant as an increase in stockholders’ interest. We have recorded $424,277,419 for this obligation to Cendant as a liability on our consolidated balance sheets as of December 31, 2005. Payments to Cendant related to the tax receivable agreement totaled $15,467,581 during 2005.

Other Transactions

Through February 22, 2005, Cendant paid our income tax liability as part of the consolidated state and federal income tax filings of Cendant and its related entities.

As a subsidiary of Cendant, we were allocated general corporate overhead expenses from Cendant for various corporate-related functions, as well as other expenses directly attributable to our operations. Cendant allocated corporate overhead to us based on a percentage of our forecasted revenues and allocated other expenses that directly benefited us based on our actual utilization of the services. Corporate expense allocations included executive management, insurance, human resources, telecommunications, real estate and tax services. We believe the assumptions and methodologies underlying the allocations of general corporate overhead and direct expenses from Cendant to us are reasonable and comparable to the amounts that would have been incurred if we had performed these functions as a stand-alone company. We paid $624,732 to Cendant related to these expenses during 2005.

On January 31, 2005, Cendant completed a spin-off of its mortgage and fleet management businesses through the distribution to its stockholders of 100% of the shares of its previously wholly-owned subsidiary, PHH Corporation. PHH Vehicle Management Services, LLC, or PHH, a subsidiary of PHH Corporation, used our payment processing services during 2005. We earned revenue on a percentage of the total gasoline purchased by the clients of PHH during the year. Revenues earned for the month ended January 31, 2005 totaled $687,825. Following the spin-off of PHH on January 31, 2005, it was no longer a related party.

We have agreements with several subsidiaries of Cendant to provide our MasterCard products for use as part of their ordinary course of business. These agreements were entered into while we were still a subsidiary of Cendant. Through these relationships, we received approximately $4,771,550 in gross revenue from these various agreements in 2005.

We also had an agreement with Terrapin Funding LLC, a subsidiary of Cendant, pursuant to which we purchased asset-backed securities. There are no specific terms or minimum purchase requirements. Under this agreement, we received approximately $645,097 in interest income for 2005. On March 15, 2006, our investment was called and we received a return of $14,585,175 in principal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote “for” each director nominee or withhold your vote from one or both of the nominees.

You may vote “for” or “against” or “abstain” from voting on the proposal for the approval of the 2005 Plan and the proposal regarding ratification of the independent registered public accounting firm. If you abstain from voting on these proposals, it will have the same effect as a vote “against” the proposal.

If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:

•	for the two named nominees for directors,

•	for the approval of the 2005 Plan,

•	for the ratification of Deloitte & Touche, LLP as the auditors, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting, or

•	voting at the meeting.

What happens if a director nominee is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than two nominees.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued and outstanding on the record date and entitled to vote.

Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are needed to approve the election of the directors?

Directors will be elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the election of directors.

How many votes are needed for the approval of the 2005 Plan and the proposal to ratify the selection of the independent registered public accounting firm?

The approval of the 2005 Plan will be approved and the independent registered public accounting firm will be ratified if a majority of the shares present at the meeting in person or by proxy and entitled to vote at the meeting vote for approval. An abstention will have the effect of a vote against the proposal. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved. For the listing requirements of the NYSE, approval of the 2005 Plan requires that (a) a majority of the common stock issued, outstanding and entitled to vote at the annual meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (b) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as vote cast).

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote.

The Company’s proposals concerning the election of directors and the ratification of the independent registered public accounting firm are considered routine matters, but the proposal concerning the approval of the 2005 Plan is not.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

The trustee for the Wright Express Corporation Employee Savings Plan, which is often referred to as the 401(k) plan, will vote the shares of participants who do not give specific instructions in the same proportion as those shares voted by plan participants who return proxies.

What does it mean if I receive more than one proxy card?

It means that you hold your shares in multiple accounts. Please be sure to complete and submit all proxies that you received to ensure that all your shares are voted.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006. You may access a copy electronically on our website or through the SEC’s “EDGAR” website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Who pays the cost for proxy solicitation?

The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2007 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 8, 2006. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 19, 2007, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting of stockholders.

If a stockholder wishes to present a proposal before the 2007 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received not earlier than January 19, 2007 nor later than February 18, 2007. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 19, 2007, notice by the stockholder must be received no later than the earlier of the close of business on the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed. The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wrightexpress.com, under the Corporate Governance tab.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the Company receives after February 21, 2007.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the Company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 230-1633 or send your request to:

Wright Express Corporation
Attention: Investor Relations
97 Darling Avenue
South Portland, ME 04106

If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact the Investor Relations department at the above address.

What is meant by “incorporation by reference”?

“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC rules, the sections entitled “Audit Committee Report,” “Compensation Committee Report on Executive Compensation,” and “Performance Graph” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.

You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.

How do I notify you that I will attend the annual meeting?

Seating is limited and, therefore, we request that you please notify us if you intend to attend the annual meeting in person. In order to do so, you may either:

•	write or email the Investor Relations office at this address:

Wright Express Corporation
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wrightexpress.com

- or -

•	call the Investor Relations department at (866) 230-1633.

How do I request a copy of your annual report on Form 10-K?

We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations Department.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

April 7, 2006
SOUTH PORTLAND, MAINE

APPENDIX A

DESCRIPTION OF THE WRIGHT EXPRESS CORPORATION
2005 EQUITY AND INCENTIVE PLAN

Our Wright Express Corporation 2005 Equity and Incentive Plan, or the 2005 Plan, was approved by the Company’s Board and our sole securityholder, Cendant Mobility Services Corporation, in February 2005. An aggregate of 3,200,000 shares of common stock was reserved for issuance under the 2005 Plan. As of March 20, 2006, 1,259,641 shares of common stock were subject to awards under the 2005 Plan. These currently outstanding awards and the shares available through these awards are not the subject of Proposal No. 2.

The 2005 Plan is being submitted to the stockholders in order that compensation paid pursuant to cash- or equity-based awards granted under the 2005 Plan after May 19, 2006, the date of this annual meeting, may qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. If the 2005 Plan is not approved by our stockholders, no further awards will be made under the 2005 Plan and we will develop other means of providing incentive compensation so we can continue to attract and retain talented directors, executives and other employees.

As of March 20, 2006, 1,940,359 shares of common stock remain available for future grants of awards under the 2005 Plan. It is anticipated that these shares, as well as any shares subject to currently outstanding awards under the 2005 Plan that become available for re-grant under the 2005 Plan due to the forfeiture or other cancellation of outstanding awards may be made subject to awards under the 2005 Plan in the future. In addition, we intend to grant cash-based incentives in the future under our Cash Incentive Programs. In order that compensation paid pursuant to the grant, exercise or other payment or settlement of these future awards qualify as performance-based compensation under Section 162(m), we are seeking stockholder approval of the 2005 Plan, including the named executive officers.

General

The Plan provides for the grant of annual cash bonuses and long-term cash awards, as well as equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to the Company’s directors, officers and other employees, advisors and consultants who are selected by the Compensation Committee for participation in the 2005 Plan. The Plan also provides for the deferral of officer and director compensation. Unless earlier terminated by the Board of Directors, the 2005 Plan expires on the tenth anniversary of the date of its adoption. Termination of the 2005 Plan is not intended to adversely affect any award that is then outstanding without the award holder’s consent. The Board may amend the 2005 Plan at any time. Plan amendments are not intended to adversely affect any award that is then outstanding without the award holder’s consent, and we must obtain stockholder approval of a Plan amendment if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule. The Company estimates that as of March 21, 2006, there were 678 employees who were eligible to be selected for participation in the 2005 Plan.

Administration

The Plan is administered under the oversight of the Compensation Committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the 2005 Plan and any awards granted under the 2005 Plan and to make all other determinations necessary or advisable for the administration of the 2005 Plan. Where the vesting or payment of an award under the 2005 Plan is subject to the attainment of performance goals, the Compensation Committee is responsible for determining that the performance goals have been attained. Neither the Compensation Committee nor the Board of Directors has the authority under the 2005 Plan to reprice, or to cancel and re-grant, any stock option granted under the 2005 Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the 2005 Plan without first obtaining the approval of stockholders.

Cash Incentive Programs

The Plan provides for the grant of annual and long-term cash awards to Plan participants selected by the Compensation Committee. The maximum value of the total cash payment that any Plan participant may receive under the 2005 Plan’s annual cash incentive program for any year is $1.0 million, and the maximum value of the total payment that any Plan participant may receive with respect to each performance period under the 2005 Plan’s long-term cash incentive program is $1.0 million for each year covered by the performance period. Payment of awards granted under the cash incentive programs may be made subject to the attainment of performance goals to be determined by the Compensation Committee in its discretion. The Compensation Committee may base performance goals on one or more of the following criteria, determined in accordance with generally accepted accounting principles in the United States, where applicable:

•	pre-tax income or after-tax income;

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income excluding amortization or impairment of intangible assets, or goodwill;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	earnings from continuing operations;

•	cost targets, reductions and savings, productivity and efficiencies;

•	franchise sales targets; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

The performance goals may be expressed in terms of attaining a specified level of the particular criterion, an increase or decrease in the particular criterion or a comparison of achievement against a peer group of companies, and may be applied to us or one of our subsidiaries or divisions or strategic business units. The Compensation Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events.

No payment may be made under either of the cash incentive programs under the 2005 Plan prior to determination by the Compensation Committee that the applicable performance goals have been attained.

Equity Incentive Program

Shares issued under the 2005 Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the 2005 Plan are forfeited, cancelled, exchanged or surrendered, if an award terminates or expires without a distribution of shares or if shares of stock are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares of common stock will again be available for awards under the 2005 Plan. Under the 2005 Plan, no more than 500,000 shares of common stock may be made subject to stock options or stock appreciation rights to a single individual in any year, and no more than 500,000 shares of common stock may be made subject to stock-based awards other than stock options or stock appreciation rights (including restricted stock and restricted stock units) to a single individual in any year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of 2005 Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares or other property that may thereafter be issued in connection with future awards;

•	the number and kind of shares or other property that may be issued under outstanding awards;

•	the exercise price or purchase price of any outstanding award; and/or

•	the performance goals applicable to outstanding awards.

The Compensation Committee determines all of the terms and conditions of equity-based awards under the 2005 Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals but the term of any award granted under the 2005 Plan cannot exceed ten years from the date of grant in the case of options or the lesser of ten years from the date of grant or, in the case of a tandem stock appreciation right, the expiration of its related award. The performance goals that may be applied to awards under the equity incentive program under the 2005 Plan are the same as those discussed above under “— Cash Incentive Programs.”

The terms and conditions of stock options and stock appreciation rights granted under the 2005 Plan are determined by the Compensation Committee and set forth in an agreement. The 2005 Plan provides that stock options may qualify for status as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of common stock (in the discretion of the Compensation Committee), equal to the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of an option or stock appreciation right granted under the 2005 Plan will not be less than the fair market value of common stock on the date of grant. The grant price of a stock appreciation right granted in tandem with a stock option will be the same as the exercise price of the stock option to which the stock appreciation relates. The vesting of a stock option or stock appreciation right is subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals.

The terms and conditions of awards of restricted stock and restricted stock units granted under the 2005 Plan are determined by the Compensation Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of common stock or its equivalent value in cash, in the discretion of the Compensation Committee. These awards will be subject to restrictions on transferability which may lapse under those circumstances that the Compensation Committee determines, which may include the attainment of performance goals. The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

The Plan also provides for other equity-based awards, the form and terms of which are determined by the Compensation Committee consistent with the purposes of the 2005 Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals.

The Plan provides that, unless otherwise determined by the Compensation Committee, in the event of a change in control (as defined in the 2005 Plan), all awards granted under the 2005 Plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved.

Because the Compensation Committee determines in its discretion to whom and in what amounts awards will be granted under the 2005 Plan, the amount of awards that will be granted under the 2005 Plan in the future is not determinable at this time. The following table sets forth certain information with respect to (i) fiscal 2005 grants of options to purchase common stock and restricted stock units, and (ii) the aggregate annual bonuses earned with respect to fiscal 2005 by the current executive officers as a group, non-employee directors as a group and by those non-executive employees who were participants in the 2005 Plan during fiscal 2005. Bonuses earned by the Named Executive Officers under the 2005 Plan with respect to fiscal 2005 are also set forth in the Summary Compensation Table.

	Number of Shares	Number of Restricted
	Subject to Options	Stock Units
	Granted During	Granted During		Fiscal 2005
Name and Position	Fiscal 2005(1)	Fiscal 2005(1)(2)		Annual Bonus

Mr. Dubyak	127,268	230,161		$558,332
Mr. Maxsimic	63,633	66,897		$169,439
Ms. Smith	86,831	68,786		$155,006
Mr. Demeter	0	33,920		$112,285
Mr. Greenleaf	58,541	58,421		$106,991
Executive Officers, as a group (7 individuals)	362,786	556,635	(3)	$1,270,445
Non-Employee Directors, as a group (6 individuals)	0	34,474		0
Nominees for Director, as a group (2 individuals)	0	10,055		0
Non-Executive Employees, as a group (approximately 665 individuals)	192,681	212,306		$2,745,335

(1)	The closing price of the common stock as of March 20, 2005 was $26.31. The ultimate value of options to purchase common stock and restricted stock units will depend on the market value of the underlying shares on the date of exercise or vesting of the award.

(2)	Restricted stock units include deferred stock units issued to non-employee directors pursuant to the Non-Employee Directors Deferred Compensation Plan.

(3)	These amounts include restricted stock units granted to a former executive officer of the Company who terminated employment prior to December 31, 2005.

Following is a brief discussion of certain federal income tax effects on the issuer and recipient with respect to the grant and exercise of stock options granted under the 2005 Plan. Reference is made to the Internal Revenue Code and the Treasury Regulations thereunder for a complete statement of all relevant federal tax provisions.

Non-Qualified Stock Options

A participant generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of the non-qualified stock option (or at the time of a disqualifying disposition (as defined below) of shares acquired upon exercise of an incentive stock option), the option holder will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the option holder recognizes as ordinary income.

If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged (or if shares acquired upon exercise of an incentive stock option are disposed of in a disqualifying disposition), then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the holder) depending upon the length of time such shares were held by the holder.

Based upon a published ruling of the Internal Revenue Service, a participant who pays the exercise price upon exercise of an non-qualified stock option, in whole or in part, by delivering shares of the Company’s common stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for non-qualified stock options. With respect to shares acquired upon exercise equal in number to the shares surrendered, the basis per share will be equal to the basis per share of the shares surrendered, and the holding period for capital gains purposes will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

Incentive Stock Options

A participant will not be taxed upon the grant of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an incentive stock option will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the option price will generally be an item of tax preference for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

If stock acquired pursuant to the timely exercise of an incentive stock option is later disposed of, and if the stock is a capital asset of the holder, the holder will, except as noted below, recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the holder) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an incentive stock option is disposed of by the holder prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such stock is transferred to him upon exercise (a “disqualifying disposition”), the tax consequences will be determined in accordance with the rules applicable to non-qualified stock option.

The Treasury Department has issued regulations that provide for the following rules with respect to the exercise of an incentive stock option by surrender of the previously owned shares of Company stock: If the shares surrendered in payment of the exercise price of an incentive stock option are “statutory option stock” (including stock acquired pursuant to the exercise of an incentive stock option) and if, at the date of surrender, the applicable holding period for such shares has not been met, such surrender will constitute a “disqualifying disposition” and any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of the Company’s stock are surrendered upon exercise of an incentive stock option, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of exercise. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after the exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

APPENDIX B

WRIGHT EXPRESS CORPORATION
2005 EQUITY AND INCENTIVE PLAN

WRIGHT EXPRESS CORPORATION
2005 EQUITY AND INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Wright Express Corporation (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cendant” means Cendant Corporation, a Delaware corporation.

(f) “Cendant Award” shall have the meaning set forth in Section 6(b)(v).

(g) “Change in Control” means a change in control of the Company, which will be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(i) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(j) “Company” means Wright Express Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k) “Conversion Option” means an NQSO granted under Section 6(b)(v).

(l) “Conversion Stock” means an Award of Stock granted under Section 6(b)(v).

(m) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(n) “Effective Date” means February 1, 2005, the date that the Plan was originally adopted by the Board.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(q) “Grantee” means a person who, as a Non-Employee Director, officer or other employee of, or as a person providing services to, the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Long Term Incentive Program” means the program described in Section 6(b) hereof.

(t) “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(u) “NQSO” means any Option that is not designated as an ISO.

(v) “Option” means a right, granted to a Grantee under Section 6(b)(i) or 6(b)(v), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(w) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(x) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa) “Plan” means this Wright Express Corporation 2005 Equity and Incentive Plan, as amended from time to time.

(bb) “Plan Year” means a calendar year.

(cc) “Public Offering” means an offering of securities of the Company that is registered with the Securities and Exchange Commission.

(dd) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(ee) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) or 6(b)(v) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(ff) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(gg) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(hh) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(ii) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, selected in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 3,200,000, including all shares to be issued pursuant to Conversion Options or Conversion Stock, subject to adjustment as provided herein. No more than 500,000 shares of Stock may be made subject to Options (other than Conversion Options) or SARs granted to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 500,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units (but other than Conversion Stock) or Other Stock-Based Awards denominated in shares of Stock) granted to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6.	Specific Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Term Incentive Program.  Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(C) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving such written, electronic, or telephonic notice as the Committee may prescribe of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(B) Right Conferred.  A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(C) Term and Exercisability of SARs.  The date on which the Committee adopts a resolution expressly granting a SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving such written, electronic, or telephonic notice as the Committee may prescribe of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period or portion thereof to which forfeiture conditions apply, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Director Deferred Compensation Awards.  The Company shall issue RSUs pursuant to this Section 6(b)(iv)(C) for the purpose of fulfilling the Company’s obligations under its Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such RSUs set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

(D) Non-Employee Director Compensatory Awards.  The Company shall issue RSUs payable only in Stock (unless the Committee determines otherwise) pursuant to this Section 6(b)(iv)(D) for the purpose of fulfilling the Company’s obligation to compensate each Non-Employee Director, in part, in the form of RSUs. Such RSUs shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their annual retainer fees, as well as such other fees, stipends and payments determined by the Committee to be subject to such Non-Employee Director compensation policy (each such award date, a “Fee Payment Date”). The Company shall keep a separate book account in the name of each Non-Employee Director. The number of RSUs to be credited to each Non-Employee Director’s account as of each Fee Payment Date shall be calculated by dividing (1) fifty percent (50%) of the total retainer or fee otherwise to be paid to such Non-Employee Director on such Fee Payment Date by (2) the Fair Market Value of a share of Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable on the first anniversary immediately following the date upon which such Director’s service as a member of the Board terminates for any reason.

(v) Converted Cendant Awards.  The Committee is authorized to grant Options and Stock awards (such Options and Stock awards, “Conversion Options” and “Conversion Stock,” respectively) in consideration of the cancellation by Cendant of certain stock options and restricted stock unit awards previously granted to Participants by Cendant (such Cendant awards, the “Cendant Awards”). Notwithstanding any other provision of the Plan to the contrary, and in any event in accordance with a formula for the conversion of Cendant Awards determined by the Board in its sole discretion, (i) the number of shares to be subject to a Conversion Option or Conversion Stock shall be determined by the committee and (ii) the per share exercise price of a Conversion Option shall be determined by the Committee and may be less than the Fair Market Value of a share of Stock on the date of grant.

(vi) Other Stock- or Cash-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(vi) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(vi) in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(c) Annual Incentive Program.  The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

7.	Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8.	General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals.  The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan. Any procedures or programs established by the Committee under this paragraph shall be designed and administered in compliance with Section 409A of the Code and Internal Revenue Service guidance issued thereunder.

(g) No Rights to Awards; No Stockholder Rights.  No Grantee or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

APPENDIX C

WRIGHT EXPRESS CORPORATION
AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

•	and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.	Structure and Membership

1. Number.  Except as otherwise permitted by the applicable rules of the New York Stock Exchange, the Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.  Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

3. Financial Literacy.  Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Quality-Control Report.  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4. Compensation.  The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent auditors are not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c)(4) of Regulation S-X) to the Company.

6. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

7. Review and Discussion.  The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of securityholders.

Review of Other Financial Disclosures

10. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11. Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

12. Quarterly Financial Statements.  The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

13. Oversight.  The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

14. Internal Audit Function.  The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

15. Risk Management.  The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

16. Hiring Policies.  The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

17. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Evaluation of Financial Management.  The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

19. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Independent Advisors.  The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

ANNUAL MEETING OF STOCKHOLDERS OF
WRIGHT EXPRESS CORPORATION
May 19, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR Proposal 1.
1. Election of Directors: To elect two directors for three-year terms.

NOMINEES:
☐	FOR ALL NOMINEES	¡ Jack VanWoerkom
¡ Regina O. Sommer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Wright Express Corporation 2005 Equity and Incentive Plan.	☐	☐	☐
3.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐

4.	To appoint Michael E. Dubyak and Melissa D. Smith to vote on any other matters that are properly presented at the meeting, or at any adjournment or postponement of the meeting, according to his or her best judgment.
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in “street name,” you should follow the instructions provided by your bank, broker or other nominee.

Signature of Stockholder ________________ Date:_____________ Signature of Stockholder ___________________ Date: _____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WRIGHT EXPRESS CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS — May 19, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Michael E. Dubyak and Melissa D. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Wright Express Corporation held of record by the undersigned on March 21, 2006, at the Annual Meeting of Stockholders to be held at the Portland Marriott at Sable Oaks, 200 Sable Oaks Drive, South Portland, Maine, 04106, on Friday May 19, 2006, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.
     If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted: for the two named nominees for directors; for the approval of the Wright Express Corporation 2005 Equity and Incentive Plan; for the ratification of Deloitte & Touche LLP as the auditors; and according to the best judgment of Michael E. Dubyak and Melissa D. Smith if a proposal comes up for a vote at the meeting that is not on the proxy.
(Continued and to be signed on the reverse side.)